Exhibit 99.1

AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL

MULTI-TENANT LEASE - GROSS

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only October 3, 2008, is made by and between ORTHODYNE ELECTRONICS CORPORATION, a California corporation (“Lessor”) and KULICKE AND SOFFA WEDGE BONDING, INC., a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain rentable portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 16700 Red Hill Avenue and 1595 Deere Avenue, located in the City of Irvine, County of Orange, State of California, with zip code 92606, (“Premises”) and generally described as (describe bfly the nature of the Premises): approximately 121,805 rentable square feet located in the building at 16700 Red Hill, and approximately 24,512 rentable square feet located in the building at 1595 Deere Ave., for an aggregate of approximately 146,317 rentable square feet, but excluding all land. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to any utility raceways of the buildings containing the Premises (collectively, the “Building”) and to the Common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof, or exterior walls of the Building or to any other buildings in the Project except as herein provided. The Premises, the Building, the Common Areas, the land upon which they are located, and additional land now owned by Lessor or its affiliates commonly known by or associated with the above street address, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project” (See also Paragraph 2)

1.2(b) Parking: 290 unreserved vehicle parking spaces, subject to Paragraph 53.3. (See also Paragraph 2.6)

1.3 Term: Five (5) years and no months (“Original Term”) commencing October, 2008 (“Commencement Date”) and ending October, 2013 (“Expiration Date”). (See also Paragraph 3)

1.4 Early Possession: N/A (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $124,369.45 per month (“Base Rent”), payable on the first (1st) day of each month commencing October, 2008. (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Lessee’s Share of Common Area Operating Expenses: Eighty percent (80%) (“Lessee’s Share”). Lessee’s Share has been calculated by dividing the approximate rentable square footage of the Premises by the approximate rentable square footage of the existing buildings and improvements upon the Project, which is approximately 183,009 rentable square feet. In the event that that size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $ None for the period                     .

(b) Common Area Operating Expenses: $ None for the period                      .

(c) Security Deposit: $ None (“Security Deposit”). (See also Paragraph 5)

(d) Other: $ None for                     .

(e) Total Due Upon Execution of this Lease: $ None.

1.8 Agreed Use: Design, manufacture, sales, warehousing, research, development and general office operations. (See also Paragraph 6)

1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10 Real Estate Brokers: INTENTIONALLY OMITTED

1.11 Guarantor. The obligations of the Lessee under this Leasare to be guaranteed by (see next page)

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KULICKE AND SOFFA INDUSTRIES, INC., a Pennsylvania corporation (“Guarantor”). (See also Paragraph 37)

1.12 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑	an Addendum consisting of Paragraphs 50 through 57;

☑	a site plan depicting the Premises and the Project;

☐	a site plan depicting the Project;

☐	a current set of the Rules and Regulations for the Project;

☐	a current set of the Rules and Regulations adopted by the owners’ association;

☐	a Work Letter;

☑	other (specify): Memorandum of Lease

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver the Premises contained within the Building to Lessee in good condition and repair, broom clean and free of debris on the Commencement Date, and, represents and warrants that the three (3) main rooftop units for the HVAC (as hereinafter defined) and the entire roof itself were each newly installed within the twelve (12) month period prior to the date hereof, the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date, that the structural elements of the roof, bearing walls and foundation of the Premises shall be free of material defects, and that the Premises does not contain Hazardous Substances except to the extent that such substances were legally used in the ordinary course of business conducted by the prior owner/operator of the Premises immediately prior to the Commencement Date, excluding, however, any non-permitted use, storage, release or disposal of Hazardous Substances. If a non-compliance with such warranty exists as of the Commencement Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, (ii) 30 days as to the remaining systems and other elements of the Premises, and (iii) the entire Lease Term as to those aspects of the Building identified in the exception set forth in the following sentence. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

2.3 Compliance. Lessor represents and warrants that to its actual knowledge the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Commencement Date (“Applicable Requirements”). Said warranty does not apply to the use to which Lessee will put the Premises to the extent such use of Lessee is inconsistent with the prior use of the Premises immediately prior to the Commencement Date, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49) if Lessee’s use is inconsistent with the prior use of the Premises immediately prior to the Commencement Date, or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning are appropriate for Lessee’s intended use, if Lessee’s use is inconsistent with the prior use of the Premises immediately prior to the Commencement Date. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within nine (9) months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, or the reinforcement or other physical modification of the Premises and/or Building (“Capital Expenditure”), Lessor shall pay for such Capital Expenditure, however, such Capital Expenditure is required during the final year of this Lease or if Lessor reasonably determines that it is not economically feasible to pay same, Lessor shall have the option to terminate this Lease upon 120 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 30 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender the entire cost of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until such costs have been fully paid, subject to the terms and conditions of Paragraph 13.6(b). If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 90 days written notice to Lessor.

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(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. INTENTIONALLY OMITTED

2.5 Lessee as Prior Owner/Occupant. INTENTIONALLY OMITTED

2.6 Vehicle Parking. Lessee shall be entitled to use the number of Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking, at no additional cost or expense. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted size Vehicles.” Lessor hereby permits Lessee the additional right to park trucks and trailers used in connection with Lessee’s business operations at the Premises for short term, and Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. Except as set forth in the preceding sentence, no vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. In addition:

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those reasonably designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6 after receipt of notice from Lessor more than three (3) times during any twelve (12) month period during the Term, then for any subsequent violation during such twelve (12) month period which remains uncured within five (5) days after notice to Lessee, then Lessor shall have the right, upon reasonable notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the reasonable cost to Lessee, which cost shall be promptly payable upon demand by Lessor.

2.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and shared interior utility raceways and installations within the Premises that are used from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective subtenants, employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its subtenants, employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas except as provided in Paragraph 2.6 regarding the short term parking of trucks and trailers. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, upon reasonable notice, in addition to such other rights and remedies that it may have, to remove the property which is not removed within five (5) days after notice to Lessee and charge the reasonable cost to Lessee, which cost shall be promptly payable upon demand by Lessor.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use commercially reasonable efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project. Lessor shall enforce the Rules and Regulations in a non-arbitrary and non-discriminatory manner. No Rules and Regulations shall increase Lessee’s obligations or reduce or abrogate Lessee’s rights under this Lease. Any conflicts between the Rules and Regulations and this Lease shall be resolved in favor of the Lease.

2.10 Common Areas - Changes. Provided that such changes do not have an adverse effect on Lessee’s business at the Premises, nor materially increase Lessee’s obligations under this Lease or materially reduce or abrogate Lessee’s rights hereunder, Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land acquired by Lessor or its affiliates after the date hereof outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

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3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. INTENTIONALLY OMITTED

3.3 Delay In Possession. INTENTIONALLY OMITTED

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5).

4. Rent.

4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent (“Rent”).

4.2 Common Area Operating Expenses”. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) The following reasonable costs relating to the ownership and operation of the Project are defined as “Common Area Operating Expenses”:

(i) Costs relating to the operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement (see subparagraph (e)), of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs (other than those of particular tenants other than Lessee) and any tenant directories.

(cc) Any fire sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas, none of which utilities are separately metered as of the date hereof.

(iii) The cost of trash disposal, pest control services for the Premises, property management, security services, owner’s association dues and fees, and the cost to repaint the exterior of any structures.

(iv) Reasonable and customary reserves set aside for maintenance and repair of Common Areas and Common Area equipment.

(v) Any increase above the Base Real Property Taxes (as defined in Paragraph 10).

(vi) Any “Insurance Cost Increase” (as defined in Paragraph 8).

(vii) Any reasonable deductible portion of an insured loss concerning the Building or the Common Areas.

(viii) INTENTIONALLY OMITTED

(ix) The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over the useful life of such improvement and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month.

(x) The cost of any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project based upon the rentable square footages of each, whether or not occupied by Lessee, Lessor, a third party or unoccupied, and taking into account any extraordinary or disproportionate uses.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s good faith estimate of the annual Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year, together with copies of supporting invoices, receipts and other documentation provided by the applicable vendors, suppliers, providers, contractors and authorities. If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments or pay such amount to Lessee within forty five (45) days after the end of Term. If Lessee’s payments during such year were less than

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Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 30 40 days after delivery by Lessor to Lessee of the statement.

(e) Common Area Operating Expenses and Capital Expenditures shall not include the cost of replacing equipment or capital components such as the roof, foundations, exterior walls or Common Area capital improvements, such as the parking lot paving, elevators, fences that have a useful life for accounting purposes of 5 years or more.

(f) Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds, nor shall it include any expenses attributable to any period prior to the Commencement Date or after the expiration or termination of the Lease Term.

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. In the event that any statement or invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check or wire transfer. Payments will be applied first to accrued late charges and attorney’s fees, if any, second to accrued interest, if any, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5. Security Deposit. INTENTIONALLY OMITTED

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a legal nuisance, or that causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs or other service animals, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Environmental Laws; Hazardous Substances.

(a) The term “Environmental Laws” as used in this Lease shall mean any applicable federal, state or local law, regulation or ordinance pertaining to the protection of human health and safety, natural resources or the environment, including but not limited to, air pollution, soil and water pollution, noise control, the generation, handling and disposal of hazardous and other solid wastes, and the handling, transportation, storage, treatment, usage, release or disposal of Hazardous Substances. The term “Hazardous Substances” as used in this Lease shall mean any material or substance that is defined, regulated or classified under any Environmental Laws as: (i) a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601(14) or the Federal Water Pollution Control Act, 33 U.S.C. §1321(14), as now or hereafter amended; (ii) a “hazardous waste” pursuant to Section 1004 or Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. §§6903(5), 6921, as now or hereafter amended; (iii) a “hazardous air pollutant” under Section 112 of the Clean Air Act, 42 U.S.C. §7412(a)(6), as now or hereafter amended; (iv) a “hazardous material” under the Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. §5102(2), as now or hereafter amended; (v) toxic or hazardous pursuant to regulations promulgated now or hereafter under the aforementioned laws or under any state or local counterpart to any of the aforementioned laws; or (vi) presenting a risk to human health or the environment under other applicable federal, state or local laws, ordinances or regulations, as now or as may be passed or promulgated in the future, and shall include, without limitation, asbestos, asbestos-containing materials, polychlorinated biphenyls (“PCBs”), radioactive materials, including radon and naturally occurring radio nuclides, natural gas, natural gas liquids, liquefied natural gas, synthetic gas, oil, petroleum and petroleum-based derivatives and urea formaldehyde.

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(b) Duty to Inform Lessor. Except as authorized by permit or otherwise in compliance with applicable Environmental Laws, if Lessee has actual knowledge that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall use commercially reasonable efforts to promptly give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has received concerning the presence of such Hazardous Substance, if any.

(c) Lessee Remediation. Except as authorized by permit or otherwise in complaince with applicable Environmental Laws, Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Environmental Laws and take all investigatory and/or remedial action ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and reasonable attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its agents, employees and lenders, harmless from and against any and all damages, liabilities, judgments, claims, expenses, penalties and reasonable attorneys’ and consultants’ fees including the cost of any investigations or remediation, which Hazardous Substances in, on or under the Project, including without limitation in, on or under the Premises prior to the Commencement Date or which are caused, suffered or knowingly permitted by the Lessor, its affiliates, agents or employees. Lessor’s obligations, as and when required by the Environmental Laws, shall include, but not be limited to, the effects of any contamination or injury to persons (including death), property or the environment created or suffered by Lessor, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Lessor’s Investigations and Remediations. Lessor shall retain the sole responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the release, disposal and/or existence of Hazardous Substances in, on or under the Project, including without limitation in, on or under the Premises prior to the Commencement Date. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

6.3 Lessee’s and Lessor’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate to the Premises if Lessee’s responsibility under this Lease, without regard to whether said Requirements are now in effect or become effective after the Commencement Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall promptly give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises. Except as otherwise provided in this Lease, Lessor shall, at Lessor’s sole expense, fully, diligently and in a timely manner comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate to the Common Areas and Lessor’s maintenance, repair and replacement obligations pertaining to the Building.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency (provided the Lessor endeavors to give Lessee prior notice, if practical),

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and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements by Lessee (see Paragraph 9.1) is found to exist or be imminent. In such case, Lessee shall upon request reimburse Lessor for the actual cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use located within the Premises), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, so long as Lessor, at its sole cost and expense, makes the same reasonably and readily accessible to Lessee and its designees, and whether or not the need for such repairs occurs as a result of Lessee’s use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior non-structural or non load-bearing walls, interior surfaces of exterior walls, ceilings, floor coverings, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises for Lessee’s exclusive use: (i) HVAC equipment, (ii) boiler and pressure vessels, and (iii) clarifiers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts in the event Lessee fails to so maintain such service contracts and fails to cure such default within thirty (30) days after written notice from Lessor, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) Failure to Perform. If after any applicable notice and cure period set forth above or in Paragraph 13.1 below, as applicable, Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor the reasonable cost thereof, plus a service fee of seven percent (7%) of such costs.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, if applicable, shall keep in good order, condition and repair the foundations, exterior walls, of interior bearing walls, columns and beams, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to the subject matter of this Paragraph 7.2.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution installed by Lessee during the Term, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements by Lessee, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations and/or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon prior written notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems which serve other occupants of the Building or Project in common with Lessee, and the cumulative cost thereof does not exceed a sum equal to 3 month’s Base Rent in the aggregate in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor; provided, however, that Lessee may install satellite dishes and other communications equipment on the roof so long as such installation is coordinated with Lessor and conducted in a manner which does not void any existing roof warranty or otherwise damage the roof of the Building. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor reasonably approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any and all Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. For such Alterations or Utility Installations that cost in excess of $75,000 per such project (but excluding cosmetic and non-structural work), Lessee shall promptly furnish Lessor with a duplicate set of the as-built plans and specifications prepared on behalf of Lessee for such Alterations or Utility Installations.

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(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 125% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. “By delivery to Lessee of written notice from Lessor as a condition of Lessor’s consent, Lessor may require that any or all Lessee Owned Alterations or Utility Installations which may only be installed with Lessor’s consent be removed by the expiration or termination of this Lease. If Lessor does not so condition its consent upon such removal, then the provisions of the last sentence of Paragraph 7.4(a) shall apply to such specific Lessee Owned Alterations or Utility Installations to which such consent applies.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, casualty, condemnation, ordinary wear and tear excepted (unless such item(s) are at the end of their useful life, in which case, such item(s) shall be surrendered in their AS-IS condition). “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Payment of Premium Increases.

(a) As used herein, the term “Insurance Cost Increase” is defined as any increase in the actual cost of the insurance applicable to the Building and/or the Project and required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), (“Required Insurance”), over and above the Base Premium, as hereinafter defined, calculated on an annual basis. Insurance Cost Increase shall include, but not be limited to, requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or a general premium rate increase. The term Insurance Cost Increase shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building. If the parties insert a dollar amount in Paragraph 1.9, such amount shall be considered the “Base Premium.” The Base Premium shall be the annual premium applicable to the 12 month period immediately preceding the Start Date. If, however, the Project was not insured for the entirety of such 12 month period, then the Base Premium shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the Start Date, assuming the most nominal use possible of the Building. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $2,000,000 procured under Paragraph 8.2(b).

(b) Lessee shall pay any Insurance Cost Increase to Lessor pursuant to Paragraph 4.2. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a) upon the Project, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or

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replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be in an amount determined by Lessee, provided that it shall be at least sufficient to replace, and the proceeds from any such insurance shall be used by Lessee for the replacement of Lessee Owned Alterations and Utility Installations, if any. Lessee shall provide Lessor with written evidence that such insurance is in force, if applicable.

(b) Business Interruption. INTENTIONALLY OMITTED

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein by Lessor and Lessee shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”. Neither Lessor nor Lessee shall do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor if such policy is maintained by Lessee, or after 30 days prior written notice to Lessee if such policy is maintained by Lessor, or 10 days prior written notice for non-payment of premiums by either Party. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. INTENTIONALLY OMITTED, but see Paragraph 57.

8.8 Exemption of Lessor and its Agents from Liability. Except in the event of the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. INTENTIONALLY OMITTED

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

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(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2 Partial Damage. If a Premises Partial Damage occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 If Lessor undertakes to repair any Premises Partial Damage and such repairs are not completed with six (6) months of the date of such occurrence, Lessee may terminate this Lease on thirty (30) days notice to Lessor, so long as such repairs are not completed by the effective date of the termination set forth in such notice. In the event such repairs are completed prior to the effective date of the termination set forth in such notice, such termination shall be deemed void, and the Lease shall continue in accordance with its terms and conditions.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor or Lessee may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to the other within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, exercising such option on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

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10. Real Property Taxes.

10.1 Definitions.

(a) “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, gift, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a “change in the ownership” of the Project (subject to the terms and conditions in the following sentence), (ii) a change in the improvements thereon caused or initiated by Lessee (but excluding those caused or initiated by Lessor or other tenants or occupants of space in the Project), and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. With regard to a “change in ownership” of the Project that could result in a tax, fee, levy, assessment or charge, or any increase therein, and the inclusion of such tax, fee, levy assessment or charge, or increase therein, in the term “Real Property Taxes,” Lessor and Lessee acknowledge and agree that the only type of “change in ownership” that will result in such an increase in the Real Property Taxes will only be one that includes a sale or transfer of 100% of the ownership interest in the Project to a bona fide third party which is not specifically contemplated by Lessor as of the date hereof. Any transfer of ownership in the Project of less than 100% of the Project, or that includes a transfer by and/or among persons or entities affiliated with Lessor, shall not result in an increase in the Real Property Taxes under this Lease.

(b) “Base Real Property Taxes.” As used herein, the term “Base Real Property Taxes” shall be the amount of Real Property Taxes, which are assessed against the Premises, Building, Project or Common Areas for the fiscal year commencing July 1, 2008 and ending June 30, 2009, provided that in the event such assessed Real Property Taxes in any subsequent year reflect an increase due to the existence of this Lease, or any other lease entered into concurrently with this lease, Lessee’s share of any increase in Real Property Taxes shall not include increases attributable to this Lease or any other leases entered into by Lessor for space at the Project, with such attributable amounts to be determined by the parties from the valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other tenants or by Lessor for the exclusive enjoyment of such other Tenants. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations. Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 30 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and Services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s commercially reasonable judgment, Lessor determines in good faith that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) INTENTIONALLY OMITTED

(c) INTENTIONALLY OMITTED

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a

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noncurable Breach. Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) INTENTIONALLY OMITTED

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in monetary Breach at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, i.e. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall : (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $250 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) INTENTIONALLY OMITTED

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) INTENTIONALLY OMITTED

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, Covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent required to be made by Lessee hereunder whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, in each such case, where such failure continues for a period of ten (10) days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSORS RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 10 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) copies of the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate (subject to the 20 days notice provision provided in Paragraph 16(a) hereof), (v) a requested subordination, (vi) evidence concerning any guaranty

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and/or Guarantor. (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) INTENTIONALLY OMITTED

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. INTENTIONALLY OMITTED

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to five percent (5%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

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13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, except in case of emergency, in which event the reasonable number of days (under such emergency circumstances) set forth in Lessee’s notice shall apply, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed in any one month an amount greater than fifty percent (50%) of the amount of Base Rent otherwise payable at such time of the offset reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset including by offset in subsequent months (subject to the same limit of fifty percent (50%) of the Base Rent amount). Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of the parking spaces is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and Lessee’s Share shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees. INTENTIONALLY OMITTED

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within twenty (20) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such twenty (20) day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within twenty (20) days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years, unless such information is otherwise publicly available. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises or to any other portion of the Project on which Lessee has a right or interest hereunder. In the event of a transfer of Lessor’s title or interest in the Premises, such portion of the Project or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor, if any. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, and notice thereof to Lessee, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

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18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Project and the rents, issues and profits thereon and therefrom, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.	Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered by professional courier with signature evidence of receipt) or may be sent by certified or registered mail or U.S. Postal Service Express Mail (or equivalent), with postage prepaid, return receipt requested, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice unless Lessee provides Lessor with a different address for notices as herein set forth. A copy of all notices to Lessor or to Lessee shall be concurrently transmitted to such party or parties at such addresses as Lessor or Lessee may from time to time hereafter designate in writing to the other.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. If notice is received, or deemed received, on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers.

(a) No waiver by either party of the Default or Breach of any term, covenant or condition hereof by the other party, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by the other party of the same or of any other term, covenant or condition hereof. Either party’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of such party’s consent to, or approval of, any subsequent or similar act by the other party, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor, or payment of Rent by Lessee, shall not be a waiver of any Default or Breach by the other party. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship. INTENTIONALLY OMITTED

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26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 125% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by the Parties are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease prior to a foreclosure, deed in lieu of foreclosure or exercise of power of sale. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Lessor represents and warrants that there is no pre-existing Security Device which is secured by the Premises as of the date hereof, nor is one being creating concurrently herewith. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days after any future Security Device is entered into by Lessor, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. if any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.

32. Lessor’s Access; Showing Premises; Repairs. Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants (but only during the final 6 months), and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent, except as otherwise set forth in Paragraph 54. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable attorney’s costs and expenses incurred in the response to, a request by Lessee for any Lessor

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consent to an assignment or, a subletting shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form attached hereto as Exhibit A.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) an Estoppel Certificate, or (C) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an option, as defined below, then the following provisions shall apply.

39.1 Definition. “Option” shall mean: the right to extend the term of this Lease.

39.2 Options Personal To Original Lessee. INTENTIONALLY OMITTED

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default & Breach on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of monetary Default and continuing until said monetary Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof).

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43. Authority.; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, such party represents and warrants to the other that each individual executing this Lease on behalf of such entity is duly authorized to execute and deliver this Lease on its behalf.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile signature (or other electronic image) shall be deemed an original signature for the purposes of this Lease.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☑ is not attached to this Lease.

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49. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense; subject, however, to the provisions of Paragraph 2.3 relating to Lessor’s obligations as to ADA compliance with regard to the use of the Premises immediately prior to the Commencement Date.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed:
On:		On:

By LESSOR:		By LESSEE:

ORTHODYNE ELECTRONICS CORPORATION,		KULICKE AND SOFFA WEDGE BONDING, INC.,
a California corporation		a Delaware corporation

By:		By:	/s/ Maurice Carson
Name Printed:		Name Printed:	Maurice Carson
Title:		Title:	Sr. Vice President, CFO

By:	/s/ Jason Livingston	By:	/s/ David J. Anderson
Name Printed:	Jason Livingston	Name Printed:	David J. Anderson
Title:	Chief Financial Officer for Orthodyne	Title:	Secretary

Address: 1595 Deere Avenue		Address: 1005 Virgina Drive
Irvine, CA 92606		Ft. Washington, PA 19034
Attn: Jason Livingston		Attn: General Counsel

Telephone:( )		Telephone:(215) 784-6000
Facsimile:( )		Facsimile:(215) 784-6001
Federal ID No.		Federal ID No.

BROKER:		BROKER:

None		None

Att:		Att:
Title:		Title:
Address:		Address:

Telephone:( )		Telephone:( )
Facsimile:( )		Facsimile:( )
Federal ID No.		Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017.

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Telephone No. (213) 687-8777.    Fax No.: (213) 687-8616.

(c)Copyright 1998 By AIR Commercial Real Estate Association.

All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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ADDENDUM TO

STANDARD INDUSTRIAL/COMMERCIAL

MULTI-TENANT LEASE - GROSS

This Addendum to Standard Industrial/Commercial Multi-Tenant Lease - Gross (“Addendum”) is attached to and incorporated into that certain Standard Industrial/Commercial Multi-Tenant Lease - Gross (the “Lease”) made by and between ORTHODYNE ELECTRONICS CORPORATION, a California corporation (“Lessor”) and KULICKE AND SOFFA WEDGE BONDING, INC., a Delaware corporation (“Lessee”). Except as otherwise specifically defined herein, all terms used herein shall have the meanings ascribed to them in the Lease. The following terms, covenants and conditions are hereby incorporated in the Lease:

50. Rent Adjustment. Commencing with the first anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter (each such anniversary being hereinafter referred to as an “Adjustment Date”), the Base Rent payable for the month immediately preceding such Adjustment Date shall be adjusted to reflect an increase by three percent (3%). Lessee shall pay the increased Base Rent effective on each Adjustment Date, without the need for any notice from Lessor regarding such adjustment. All such adjustments shall be compounded. The Base Rent as adjusted shall be the Base Rent until the next Adjustment Date.

51. Option to Extend Lease. In addition to the provisions set forth in Paragraph 39 regarding Lessee’s Option to extend the Lease for one (1) period of five (5) years, Lessor and Lessee hereby acknowledge and agree as follows:

51.1. Exercise of Extension Option. Lessee may exercise its Option to extend the Lease only by giving irrevocable written notice of such exercise (“Extension Notice”) to Lessor not more than eighteen (18) months or nor less than six (6) months prior to the Expiration Date.

51.2. Extension Period Base Rent. The Base Rent for the first year of the Option period of the Lease shall be the then fair market rental rate for Premises agreed upon by Lessor and Lessee. If Lessor and Lessee are unable to agree upon the then fair market rental value of the Premises within thirty (30) days after Lessor’s receipt of the Extension Notice, then the fair market rental rate for Premises shall be determined as follows:

(a) Within the first fourteen (14) days, Lessor and Lessee shall each provide the other with the name and respective qualifications of an appraiser who meets the “Appraiser Qualifications” (as defined below), and those two appraisers, within seven (7) additional days after their appointments, shall select a third appraiser who meets the Appraiser Qualifications. The Lessor and Lessee shall share equally all of the costs of the appraisers.

(b) Within fourteen (14) days following the selection of the appraisers, Lessor and Lessee shall each notify the other and the three appraisers, in writing, of their determination of the fair market rental rate. Within fourteen (14) days thereafter, the three (3) appraisers shall decide in writing whether Lessor’s or Lessee’s determination of the fair market rental rate is more correct and shall state in detail the reasons therefor. If the three (3) appraisers do not unanimously agree, the decision of the majority shall be deemed to be the decision of the appraisers. The determination of the fair market rental rate, which the appraisers decide to be the more correct, shall be the fair market rental rate for purposes of the first year of the Option period. The appraisers shall be empowered to

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choose only between Lessor’s and Lessee’s determination, and shall reach no other compromise or decision. As used herein, “Appraiser Qualifications” shall mean an MAI appraiser or real estate broker currently holding a valid and active real estate brokerage license pursuant to the laws of California and with experience in commercial industrial leases, including at least ten (10) years’ experience in appraising and/or leasing commercial industrial properties within the immediate vicinity of the Premises.

51.3. Extension Period Base Rent Adjustment. Commencing with the first anniversary of the commencement date of the Option period and on each anniversary thereafter, the Base Rent shall be adjusted to reflect an increase by three percent (3%), in accordance with all of the terms and conditions of Paragraph 51.

51.4. Definition of “Term”. Upon Lessee’s exercise of the Option, the Expiration Date of the Term shall be deemed to be the final day of the Option period.

52. Contraction Option. Lessee shall have the right to reduce its occupancy in the Premises (and surrender such space to Lessor) by relinquishing the approximate 24,512 rentable square feet of the Premises located in the building at 1595 Deere Ave. (the “Contraction”) at any time during the Original Term of the Lease after the third (3rd) anniversary of the Commencement Date (“Contraction Option”). The Contraction Option shall apply only to that portion of the Premises located at 1595 Deere Ave, so that such relinquished space is readily marketable with direct external access in order to accommodate a new tenant in the relinquished space. With regard to the Contraction Option, Lessor and Lessee hereby acknowledge and agree as follows:

52.1. Exercise of Contraction Option. Lessee may exercise the Contraction Option only by giving irrevocable written notice of such exercise (“Contraction Notice”) to Lessor at least three (3) months prior to the date Lessee desires to make the Contraction effective. Notwithstanding the provisions in Paragraph 39.4, Lessee shall not have the right to exercise the Contraction Option if Lessee is in monetary Default under this Lease as of the date of the attempted exercise, or the date the Contraction would become effective, though Lessee’s Contraction Option shall be reinstated and thereafter exercisable by Lessee if and when Lessee cures such monetary Default in full (and subject also to the applicable provisions of Paragraph 39.4 hereof).

52.2. Terms and Conditions Applicable to Contraction Space. If Lessee validly and timely exercises the Contraction Option, then the relinquished space shall no longer be part of the Premises under this Lease (so that the term “Premises” in this Lease shall refer to the space in the original Premises minus the relinquished space) as of the date the Contraction becomes effective. If Lessee timely and validly exercises the Contraction Option, Lessor and Lessee shall, within twenty (20) business days after Lessee’s delivery of the relinquished space to Lessor, confirm in writing the reduction of the Premises on the terms and conditions set forth in this Paragraph 52. The written confirmation shall confirm: (a) the actual surrender date of the relinquished space; (b) the new Base Rent amount based on the reduced square footage of the contracted Premises; (c) the percentage that constitutes Lessee’s Share of any costs and expenses to be prorated or adjusted in connection with the decreased size of the Premises; and (d) any other term that either party reasonably requests be confirmed with respect to the exercise of the Contraction Option.

52.3. Contraction of Parking. Lessor and Lessee hereby acknowledge and agree that upon the effective date of the Contraction, Lessee shall also relinquish twenty-five (25) of the unreserved vehicular parking spaces located on the Premises and referenced in Paragraph 1.2(b)

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hereof. Lessor and Lessee further acknowledge and agree that there shall be no reduction in Base Rent in connection with the relinquishment of such parking spaces other than as contemplated in Paragraph 52.2. In the event Lessee exercises the Contraction Option, the number of parking spaces set forth in Paragraph 1.2 of this Lease shall be reduced by the number of spaces referenced in this Paragraph 52.3 as of the effective date of the Contraction.

53. SIGNS. Notwithstanding the provisions of Paragraph 34, Lessee may install permanent signage on the building fascia, and monument (or similar) sign(s) at the street entrance(s) of the Project, designed and installed in with Lessor’s prior written approval, and in accordance with all applicable governmental laws, rules, regulations, ordinances and restrictions. Lessee shall, at Lessee’s sole cost and expense, be responsible for all material and labor for installation, maintenance and removal of the sign, including but not limited to fees, permits, and licenses. Lessee shall not place or suffer to be placed on the exterior walls of the Premises or upon the roof or any exterior door or wall or on the exterior or interior of any window thereof any sign, awning, canopy, marquee, advertising matter, decoration, letter or other thing of any kind without the prior written consent of Lessor, which consent may be withheld in Lessor’s sole discretion. Lessor hereby reserves the exclusive right to the use for any purpose whatsoever of the roof and exterior of the walls of the Premises. In the event Lessee shall install any sign which was not approved by Lessor in accordance with this provision, and Lessee fails to cure such default within twenty (20) days after receiving written notice of such default from Lessor, Lessor shall have the right and authority without liability to Lessee to enter upon the Premises, remove and store the subject sign and repair all damage caused by the removal of the sign. All costs and expenses incurred by Lessor in effecting such removal and storage shall be immediately paid by Lessee upon demand by Lessor. Lessor reserves the right to remove Lessee’s sign during any period when Lessor repairs, restores, constructs or renovates the Premises.

54. ADDENDUM TO PARAGRAPH 12.1. The following is hereby added to Paragraph 12.1:

(h) Lessee may assign this Lease or sublet the Premises, without Lessor’s consent, to any corporation or other entity which controls, is controlled by or is under common control with Lessee, or to any corporation or other entity resulting from the merger of, consolidation with, or the purchase or sale of all or substantially all of the stock or assets of, Lessee, or any parent or controlling company of Lessee (or any similar transaction), or to a partnership, limited liability company or other entity, the majority interest in which shall be owned by the stockholders of Lessee, provided such assignee shall assume all of Lessee’s obligations under this Lease. In the event of such an assignment or subletting of the Premises, Lessee must provide written evidence of such transaction to Lessor within ten (10) business days after the effective date thereof. Lessor acknowledges that the stock of or other equity interest in Lessee is not publicly traded as of the date of this Lease, and, therefore, neither (A) any subsequent public offering of any or all of the stock or interests in Lessee, nor (B) any sale, assignment or other transfer of the stock or interests in Lessee by a shareholder(s) or other holder(s) pursuant to either a public offering or private sale shall be deemed an assignment of this Lease by operation of law or otherwise.

55. OWNERSHIP, ENCUMBRANCES AND COMPLIANCE WITH LAWS. Lessor covenants, represents and warrants to and agrees with Lessee as follows:

55.1. Lessor is the fee simple owner of the Premises and the Project as of the date hereof. Lessor has no actual knowledge of the issuance of any notice by any governmental authorities having jurisdiction to the affect that the use of the Premises immediately prior to the Commencement Date is

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or was in violation of any applicable zoning laws. Lessor is unaware of any facts or circumstances that could or would cause any licenses or permits which may be required for Lessee’s use and occupancy of the Premises that is consistent with Lessor’s prior use of the Premises immediately prior to the Commencement Date to either not be granted, or, if granted, to not be continued in effect or renewed.

55.2. Lessor is a California corporation duly organized and validly existing under the laws of the State of California; Lessor has full power and authority under the laws of the State of California to execute and deliver this Lease and to perform its obligations hereunder; the signatory hereto on behalf of Lessor has full power and authority to bind Lessor, as Lessor, and all requisite actions necessary to authorize Lessor to execute and deliver this Lease and to perform its obligations hereunder have been taken.

55.3. To Lessor’s actual knowledge, the Project (including the Premises, the Building, and the Common Areas) complies with all Applicable Requirements, including those Applicable Requirements relating to handicapped access and egress, seismic reinforcement, replacement and retrofitting, life and fire safety, health and the environment.

55.4. Neither the Premises nor the Project is subject to any Security Device, mortgage, deed of trust, lease, lien, claim or encumbrance as of the date of this Lease which will prohibit, limit, restrict or impact Lessee’s use of the Premises, and there are no violations or defaults under any instrument encumbering the Premises, and the enforcement of any rights or claims of the holder of any Security Device, mortgage, deed of trust, lease, lien, claim or encumbrance shall not adversely affect the improvement, use, occupancy or enjoyment of the Premises and the Common Areas by Lessee in the manner contemplated by this Lease.

55.5. For purposes of this Lease, the phrase “Lessor’s actual knowledge” and derivations thereof, means, the knowledge of Gregg S. Kelly, William S. Larkin and/or Jason M. Livingston. For purposes of this Lease, an individual will be deemed to have “knowledge” of a particular fact or other matter if a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Lease. Lessor acknowledges and agrees that Lessee presently intends to employ some or all of Messrs. Kelly, Larkin or Livingston as of the date hereof, and that notwithstanding such employment, the actual knowledge of any of them shall not be imputed or attributed to Lessee, and such employment shall not in any way diminish, detract from, modify or vitiate any of the terms, covenants, conditions, representations or warranties given, made, or to be kept or observed by Lessor under this Lease.

56. INDEMNITY. The following hereby replaces Paragraph 8.7:

56.1. Except for Lessor’s gross negligence or willful misconduct, or for matters adequately covered by insurance maintained by and paid for by Lessee under this Lease, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

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56.2. Except for Lessee’s gross negligence or willful misconduct, or for matters adequately covered by insurance maintained by and paid for by Lessor under this Lease, Lessor shall indemnify, protect, defend and hold harmless the Premises, Lessee and its agents, partners and Lenders, from and against any and all claims and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Project by Lessor. If any action or proceeding is brought against Lessee by reason of any of the foregoing matters, Lessor shall upon notice defend the same at Lessor’s expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be defended or indemnified.

56.3. The provisions of this Paragraph 56 shall survive the expiration or termination of this Lease.

57. Guarantor. As referenced in Paragraph 37.1, the Guarantor shall execute a guaranty in the form attached hereto as Exhibit A.

[SIGNATURES APPEAR ON FOLLOW PAGE]

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The parties hereto have executed this Addendum concurrently with the Lease.

By LESSOR:		By LESSEE:

ORTHODYNE ELECTRONICS CORPORATION, a California corporation		KULICKE AND SOFFA WEDGE BONDING, INC., a Delaware corporation

By:	/s/ Jason Livingston	By:	/s/ Maurice Carson
Name Printed: Jason Livingston		Name Printed: Maurice Carson
Title: Chief Financial Officer		Title: Sr. Vice President, CFO

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EXHIBIT A

Form of Guaranty Agreement

LEASE GUARANTY

THIS GUARANTY OF LEASE (this “Guaranty”) is made for valuable consideration by KULICKE AND SOFFA INDUSTRIES, INC., a Pennsylvania corporation (“Guarantor”), in favor of ORTHODYNE ELECTRONICS CORPORATION, a California corporation (“Lessor”), in connection with that certain Standard Industrial/Commercial Multi-Tenant Lease - Gross (“Lease”) dated as of October 3, 2008, pursuant to which Lessor leases to KULICKE AND SOFFA WEDGE BONDING, INC., a Delaware corporation (“Lessee”), the Premises described therein and located in the City of Irvine, County of Orange, State of California. All capitalized terms used herein shall have the meaning provided in the Lease unless otherwise expressly defined herein. Guarantor does hereby agree as follows:

1. Guarantor does hereby absolutely and unconditionally guarantee and promise to Lessor the due, punctual and full performance by Lessee of each and all of the covenants, obligations, liabilities and promises of Lessee to be performed during the Term (as hereinafter defined) upon the occurrence, and during the continuance of a Breach under the Lease, including without limitation, the payment of Base Rent and all other payments due pursuant to the Lease. For the purposes of this Guaranty, the term “Term” refers not only to the Term as defined in the Lease, but also to any renewals, extensions, modifications, reinstatements and holdings over thereof.

2. Guarantor does hereby agree that, without the consent of or notice to Guarantor and without affecting any of the obligations of Guarantor hereunder: (a) any term, covenant or condition of the Lease may be amended, compromised, released or otherwise altered by Lessor and Lessee in the manner provided in the Lease, and Guarantor does guarantee and promise to perform all the obligations of Lessee under the Lease as so amended, compromised, released or altered; provided, however, that if Lessee or Guarantor notifies Lessor in writing that Lessee and Guarantor are no longer affiliates, or under common control, then Guarantor shall not be bound by any amendment or modification to the Lease unless Guarantor consents thereto in writing (which consent may be granted or withheld in Guarantor’s sole and absolute discretion), and if Guarantor does not consent thereto, Guarantor shall continue to remain obligated hereunder as if the Lease had not been so modified or amended; (b) any guarantor of or party to the Lease may be released, substituted or added; (c) any right or remedy under the Lease, this Guaranty or any other instrument or agreement may be exercised, not exercised, impaired, modified, limited, destroyed or suspended in the manner provided in the Lease; and (d) all or any part of the Premises or of Lessee’s rights or liabilities under the Lease may be sublet, assigned or assumed in the manner provided in the Lease.

3. Guarantor hereby waives and agrees not to assert or take advantage of (a) any right to require Lessor to proceed against Lessee or any other person or to pursue any other remedy before proceeding against Guarantor; (b) the defense of any statute of limitations in any action under or related to this Guaranty or the Lease except to the extent that Lessee is permitted such defense by applicable law; (c) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Lessee or any other person; (d) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Lessee, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Lessee for reimbursement; and (e) the benefits of any statutory provision, procedural rule or case law limiting the liability of a surety or guarantor.

Exhibit A

4. Guarantor hereby waives and agrees not to assert or take advantage of any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of adverse change in the financial status of Lessee or other facts which increases the risk to Guarantor, notices of non-performance and notices of acceptance of this Guaranty), but subject to Paragraph 2(a) and protests of each and every kind. Notwithstanding the foregoing, other than a defense based on Lessee’s bankruptcy or insolvency, Guarantor may assert a defense based on Lessor’s failure to provide Lessee any applicable notice and cure period required under the Lease, and Lessor covenants and agrees to simultaneously send to Guarantor a copy of any default notice sent to Lessee.

5. Guarantor does hereby agree that if claim is ever made upon Lessor for repayment or recovery of any amount or amounts received by Lessor in payment or on account of the amounts hereby guaranteed in connection with the bankruptcy, reorganization or insolvency of, or fraudulent conveyance by, Lessee, and Lessor repays all or part of such amount by reason of (a) any judgment, decree or order or of any court or administrative body having jurisdiction, or (b) any settlement or compromise of any such claim effected by Lessor with any such claimant (including Lessee or any other guarantor), then in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding the expiration or termination of the Lease or other instrument evidencing any of the amounts hereby guaranteed, and Guarantor shall be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lessor.

6. Guarantor does hereby agree that for Lessor’s benefit and to the fullest extent permitted by law, Guarantor irrevocably and unconditionally subordinates to Lessee’s obligations to Lessor under the Lease any and all rights of subrogation, reimbursement, indemnification, contribution, or similar rights against Lessee or its assets (arising by contract or by law or otherwise) as a consequence of this Guaranty, including, without limitation, the payment or performance of any obligations hereby guaranteed, and further agrees that Guarantor will not assert any such right of subrogation, reimbursement, indemnification, contribution or similar right at any time in respect to the Lease. It is agreed that Lessor’s rights under this Paragraph 6 are such that the remedy at law for breach thereof would be inadequate, and that Lessor shall be entitled to specific performance and enforcement thereof, including, without limitation, the imposition of a restraining order or injunction. Nothing in this Paragraph 6 shall diminish or relieve any obligations or liabilities of Lessee to Lessor.

7. The remedies of Lessor hereunder shall be in addition to and not in lieu of all remedies given to Lessor by law. Notwithstanding anything to the contrary set forth herein, Lessor agrees that as to Guarantor, Lessor shall not have any right to sue for or collect, and Guarantor shall never have any liability or responsibility whatsoever for, any consequential or indirect damages including, without limitation, lost rentals from any person not a party to the Lease, whether proximately or remotely related to any default of Lessee under the Lease or Guarantor under this Guaranty or any act, omission or negligence of Lessee, Guarantor, or their respective agents, contractors or employees, and Lessor hereby waives any and all such rights.

Exhibit A

8. This Guaranty applies to, inures to the benefit of and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns (including any purchaser at judicial foreclosure or trustee’s sale or a holder of a deed in lieu thereof). This Guaranty may be assigned by Lessor voluntarily or by operation of law without reducing or modifying the liability of Guarantor hereunder.

9. This Guaranty shall constitute the entire agreement between Guarantor and Lessor with respect to the subject matter hereof. No provision of this Guaranty or right of Lessor hereunder may be waived nor may any guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director, trustee, partner or member of Lessor.

10. If more than one person signs this Guaranty, each such person shall be deemed a Guarantor and the obligation of each such Guarantor shall be joint and several. When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural.

11. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

12. The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof.

13. If either Lessor or Guarantor participates in an action against the other arising out of or in connection with this Guaranty, the one prevailing shall be entitled to have and recover from the other reasonable attorneys’ fees and costs, including collection costs incurred.

14. The interpretation and enforcement of this Guaranty shall be governed by the laws of the State of California.

15. Guarantor represents and warrants that Guarantor is a duly authorized and existing corporation, that the corporation has and is qualified to transact business in the State of California, that the corporation has full right, authority and power to enter into this Guaranty and to perform its obligations hereunder, and that each person signing this Guaranty on behalf of the corporation is authorized to do so.

16. In the event Lessee shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or other relief under any present or future provisions of the United States Bankruptcy Code, or if such a petition be filed by creditors of Lessee and is not dismissed with prejudice within sixty (60) days after such filing, or if Lessee shall seek a judicial readjustment of the rights of its creditors under any present or future Federal or State law, or if a receiver of all or part of Lessee’s property or assets is appointed by the State or Federal court and such appointment is not rescinded within sixty (60) days thereafter, no such proceeding or action taken therein shall modify, diminish, or in any way affect the liability of Guarantor under this Guaranty, and the liability of Guarantor with respect to the Lease shall be of the same scope as if Guarantor had itself executed the Lease as the named Lessee therein, and no “rejection” and/or “termination” of the Lease in any of the proceedings referred to in this Paragraph 16 shall be effective to release and/or terminate the continuing liability of Guarantor to Lessor under this Guaranty. If, in connection with any of the circumstances referred to in this Paragraph 16, Lessor should request that Guarantor execute a new lease for the balance of the Term (unaffected by any such “rejection” and/or “termination” in any of such proceedings), but in all other respects identical

Exhibit A

with the Lease (subject to Paragraph 2(a) above), Guarantor shall do so as the named lessee under such new lease (irrespective of the fact that the Lease may have been “rejected” or “terminated” in connection with any of the proceedings referred to in this Paragraph 16). Should Guarantor fail or refuse to execute such a new lease, without limiting any of the legal or equitable remedies available to Lessor on account of such failure or refusal, Guarantor acknowledges and agrees that Lessor may seek specific performance of the covenant of Guarantor contained in this Paragraph 16 to execute such a new lease.

GUARANTOR:

Kulicke and Soffa Industries, Inc., a Pennsylvania corporation

By:	/s/ Maurice Carson

Name Printed: Maurice Carson
Title:	Sr. Vice President, CFO
Address:	1005 Virginia Drive
Ft. Washington, PA 19034
Attn: General Counsel

Exhibit A
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